Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm (Mauldin & Jenkins, LLC)

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-111503) and Form S-8 (File No. 333-36720 and File No. 333-36722) of United Bancorporation of Alabama, Inc. of our report, dated March 4, 2005, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama
March 30, 2005